UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously announced, on October 2, 2020, in connection with the  investment agreement, dated as of September 13, 2020 (the “Investment Agreement”) by and between Consolidated Communications Holdings, Inc. (the “Company”) and Searchlight III CVL, L.P., an affiliate (the “Investor”) of Searchlight Capital Partners, L.P.: (i) the Company issued to the Investor 6,352,842 shares (the “Initial Common Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) and (ii) the Company and the Investor entered into a contingent payment right agreement (the “CPR Agreement”) pursuant to which the Company issued to the Investor a contingent payment right (the “Contingent Payment Right”) that will automatically convert into shares of Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement.

On July 15, 2021, the Company received the final state public utility commission regulatory approval necessary for the conversion of the Contingent Payment Right into shares of Common Stock. As a result, the Contingent Payment Right was automatically converted into 17,870,012 shares of Common Stock (the “Additional Common Shares”), which shares were issued to the Investor on July 16, 2021.  Such shares, together with the Initial Common Shares, constitute approximately 24.5% of the Company’s outstanding Common Stock after giving effect to such conversion. Subject to the receipt of certain approvals of the Federal Communications Commission and the other terms and conditions set forth in the Investment Agreement, the Investor will invest an additional $75,000,000 into the Company and will receive, among other things, an additional 15,115,899 shares of Common Stock.  Such shares, together with the Initial Common Shares and the Additional Common Shares, will constitute approximately 35% of the Company’s outstanding Common Stock after giving effect to such issuance.

The descriptions of the Investment Agreement and the CPR Agreement set forth herein are not complete and are qualified in their entirety by the full text of such documents, which are attached as Exhibit 10.1 to in the Company’s Current Report on Form 8-K, filed with the SEC on September 14, 2020, and as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 2, 2020, respectively, each of which are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 16, 2021, the Company issued a press release announcing the issuance of the Additional Common Shares.  The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release dated July 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: July 16, 2021	By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer